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                                                                  EXHIBIT 10.9.5

                                (ORBCOMM(R) LOGO)

August 3, 2006

G.E. Asset Intelligence
540 Northwest Highway
Barrington, IL, 60010
Att: Thomas Konditi

     Re: Amendment to International Value Added Reseller Agreement

Dear Mr. Konditi:

     Effective the date first written above, ORBCOMM LLC ("ORBCOMM") and GE Asset Intelligence, LLC ("GE" and, together with ORBCOMM, the "Parties") hereby agree to amend the terms of the International Value Added Reseller Agreement, dated March 14, 2003, as amended (the "IVAR"), by and between the Parties, as follows:

          1. Section 8 of the IVAR shall be amended to add the following at the end thereof:

          "In the case of U.S. Postal Service subscribers, each party accepts the following provisions to the extent applicable to such party with respect to any order issued under any U.S. Postal Service contract:

CLAUSE 3-2 PARTICIPATION OF SMALL, MINORITY, AND WOMAN-OWNED BUSINESSES (FEBRUARY 2005) (3.2.3)

     a. The policy of the U.S. Postal Service is to encourage the participation of small, minority, and woman-owned business in its purchases of supplies and services to the maximum extent practicable consistent with efficient contract performance. The supplier agrees to follow the same policy in performing this contract.

CLAUSE 9-7 EQUAL OPPORTUNITY (MAY 2005) (9.7.10)

     a. The supplier may not discriminate against employees or applicants because of race, color, religion, sex, or national origin. The supplier will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to race, color, religion, sex, or national origin. This action must include, but not be limited to, employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The supplier agrees to post in conspicuous places, available to employees and applicants, notices provided by the contracting officer setting forth the provisions of this clause.

     b. The supplier must, in all solicitations or advertisements for employees placed by it or on its behalf, state that all qualified applicants will be considered for employment without regard to race, color, religion, sex, or national origin.

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     c.   The supplier must send to each union or workers' representative with which the supplier has a collective bargaining agreement or other understanding, a notice, provided by the contracting officer, advising the union or workers' representative of the supplier's commitments under this clause, and must post copies of the notice in conspicuous places available to employees and applicants.

     d. The supplier must comply with all provisions of Executive Order (EO) 11246 of September 24, 1965, as amended, and of the rules, regulations, and relevant orders of the Secretary of Labor.

     e. The supplier must furnish all information and reports required by the Executive Order, and by the rules, regulations, and orders of the Secretary, and must permit access to the supplier's books, records, and accounts by the Postal Service and the Secretary for purposes of investigation to ascertain compliance with these rules, regulations, and orders.

     f. If the supplier fails to comply with this clause or with any of the said rules, regulations, or orders, this contract may be canceled, terminated, or suspended, in whole or in part; the supplier may be declared ineligible for further contracts in accordance with the Executive Order; and other sanctions may be imposed and remedies invoked under the Executive Order, or by rule, regulation, or order of the Secretary, or as otherwise provided by law.

     g. The supplier must insert this clause, including this paragraph g, in all subcontracts or purchase orders under this contract unless exempted by Secretary of Labor rules, regulations, or orders issued under the Executive Order. The supplier must take such action with respect to any such subcontract or purchase order as the Postal Service may direct as a means of enforcing the terms and conditions of this clause (including sanctions for noncompliance), provided, however, that if the supplier becomes involved in, or is threatened with, litigation as a result, the supplier may request the Postal Service to enter into the litigation to protect the interest of the Postal Service.

     h. Disputes under this clause will be governed by the procedures in 41 CFR 60-1.1.0017 and 1215-0150):

          (a)  Name, address, and social security number of each employee.

          (b) The correct work classification, rate or rates of monetary wages paid and fringe benefits provided, rate or rates of fringe benefit payments in lieu thereof, and total daily and weekly compensation of each employee.

          (c)  The number of daily and weekly hours so worked by each employee.

          (d) Any deductions, rebates, or refunds from the total daily or weekly compensation of each employee.

          (e) A list of monetary wages and fringe benefits for those classes of service employees not included in the wage determination attached to this contract but for whom wage rates or fringe benefits have been determined by the interested parties or by the Administrator or authorized representative pursuant to paragraph b above. A copy of the report required by b.2(b) above is such a list.


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          (f)  Any list of the predecessor supplier's employees furnished to the supplier pursuant to section 4.6(1)(2) of 29 CFR Part 4.

          (2) The supplier must also make available a copy of this contract for inspection or transcription by authorized representatives of the Wage and Hour Division.

          (3) Failure to make and maintain or to make available the records specified in this paragraph g for inspection and transcription is a violation of the regulations and this contract, and in the case of failure to produce these records, the contracting officer, upon direction of the Department of Labor and notification of the supplier, must take action to suspend any further payment or advance of funds until the violation ceases.

          (4) The supplier must permit authorized representatives of the Wage and Hour Division to conduct interviews with employees at the worksite during normal working hours.

     h. The supplier must unconditionally pay to each employee subject to the Service Contract Act all wages due free and clear and without subsequent deduction (except as otherwise provided by law or regulations, 29 CFR Part 4), rebate, or kickback on any account. Payments must be made no later than one pay period following the end of the regular pay period in which the wages were earned or accrued. A pay period under the Act may not be of any duration longer than semimonthly.

     i. The contracting officer must withhold or cause to be withheld from the Postal Service supplier under this or any other contract with the supplier such sums as an appropriate official of the Department of Labor requests or the contracting officer decides may be necessary to pay underpaid employees employed by the supplier or subcontractor. In the event of failure to pay employees subject to the Act wages or fringe benefits due under the Act, the Postal Service may, after authorization or by direction of the Department of Labor and written notification to the supplier, suspend any further payment or advance of funds until the violations cease. Additionally, any failure to comply with the requirements of this clause may be grounds for termination of the right to proceed with the contract work. In this event, the Postal Service may enter into other contracts or arrangements for completion of the work, charging the supplier in default with any additional cost.

     j. The supplier agrees to insert this clause in all subcontracts subject to the Act. The term "supplier," as used in this clause in any subcontract, is deemed to refer to the subcontractor, except in the term "supplier."

     k. Service employee means any person engaged in the performance of this contract other than any person employed in a bona fide executive, administrative, or professional capacity, as those terms are defined in Part 541 of Title 29, Code of Federal Regulations, as of July 30, 1976, and any subsequent revision of those regulations. The term includes all such persons regardless of any contractual relationship that may be alleged to exist between a supplier or subcontractor and them.

     l.

          (1) If wages to be paid or fringe benefits to be furnished service employees employed by the supplier or a subcontractor under the contract are provided for in a collective bargaining agreement that is or will be effective during any period in which the contract is being performed, the supplier must report this fact to the contracting


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               officer, together with full information as to the application and accrual of these wages and fringe benefits, including any prospective increases, to service employees engaged in work on the contract, and furnish a copy of the agreement. The report must be made upon starting performance of the contract, in the case of collective bargaining agreements effective at the time.
               In the case of agreements or provisions or amendments thereof effective at a later time during the period of contract performance, they must be reported promptly after their negotiation. (Approved by the Office of Management and Budget under OMB control number 1215-0150.)

          (2) Not less than 10 days before completion of any contract being performed at a Postal facility where service employees may be retained in the performance of a succeeding contract and subject to a wage determination containing vacation or other benefit provisions based upon length of service with a supplier (predecessor) or successor (section 4.173 of Regulations, 29 CFR
               Part 4), the incumbent supplier must furnish to the contracting officer a certified list of the names of all service employees on the supplier's or subcontractor's payroll during the last month of contract performance. The list must also contain anniversary dates of employment on the contract, either with the current or predecessor suppliers of each such service employee. The contracting officer must turn over this list to the successor supplier at the commencement of the succeeding contract. (Approved by the Office of Management and Budget under OMB control number 1215-0150.)

     m. Rulings and interpretations of the Service Contract Act of 1965, as amended, are contained in Regulations, 29 CFR Part 4.

     n.

          (1) By entering into this contract, the supplier and its officials certify that neither they nor any person or firm with a substantial interest in the supplier's firm are ineligible to be awarded government contracts by virtue of the sanctions imposed pursuant to section 5 of the Act.

          (2) No part of this contract may be subcontracted to any person or firm ineligible for award of a government contract pursuant to section 5 of the Act.

          (3) The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001.

     o. Notwithstanding any of the other provisions of this clause, the following employees may be employed in accordance with the following variations, tolerances, and exemptions, which the Secretary of Labor, pursuant to section 4(b) of the Act before its amendment by Public Law 92-473, found to be necessary and proper in the public interest or to avoid serious impairment of the conduct of government business:

          (1) Apprentices, student-learners, and workers whose earning capacity is impaired by age, or physical or mental deficiency or injury may be employed at wages lower than the minimum wages otherwise required by section 2(a)(1) or 2(b)(1) of the Service Contract Act without diminishing any fringe benefits or cash payments in lieu thereof required under section 2(a)(2) of the Act, in accordance with the conditions and procedures prescribed for the employment of apprentices, student-learners, handicapped persons, and handicapped clients of sheltered workshops under section


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               14 of the Fair Labor Standards Act of 1938, in the regulations issued by the Administrator (29 CFR Parts 520, 521, 524, and
               525).

          (2) The Administrator will issue certificates under the Service Contract Act for the employment of apprentices, student-learners, handicapped persons, or handicapped clients of sheltered workshops not subject to the Fair Labor Standards Act of 1938, or subject to different minimum rates of pay under the two Acts, authorizing appropriate rates of minimum wages (but without changing requirements concerning fringe benefits or supplementary cash payments in lieu thereof), applying procedures prescribed by the applicable regulations issued under the Fair Labor Standards Act of 1938 (29 CFR Parts 520, 521, 524, and 525).

          (3) The Administrator will also withdraw, annul, or cancel such certificates in accordance with the regulations in Parts 525 and 528 of Title 29 of the Code of Federal Regulations.

     p. Apprentices will be permitted to work at less than the predetermined rate for the work they perform when they are employed and individually registered in a bona fide apprenticeship program registered with a State Apprenticeship Agency recognized by the U.S. Department of Labor, or if no such recognized agency exists in a state, under a program registered with the Bureau of Apprenticeship and Training, Employment and Training Administration, U.S. Department of Labor. Any employee not registered as an apprentice in an approved program must be paid the wage rate and fringe benefits contained in the applicable wage determination for the journeyman classification of work actually performed. The wage rates paid apprentices may not be less than the wage rate for their level of progress set forth in the registered program, expressed as the appropriate percentage of the journeyman's rate contained in the applicable wage determination. The allowable ratio of apprentices to journeymen employed on the contract work in any craft classification may not be greater than the ratio permitted to the supplier for its entire workforce under the registered program.

     q. An employee engaged in an occupation in which he or she customarily and regularly receives more than $30 a month tips may have the amount of tips credited by the employer against the minimum wage required by section 2(a)(1) or section 2(b)(1) of the Act in accordance with section 3(m) of the Fair Labor Standards Act and Regulations, 29 CFR
          Part 531. However, the amount of this credit may not exceed $1.24 per hour beginning January 1, 1980, and $1.34 per hour after December 31, 1980. To utilize this proviso:

          (1) The employer must inform tipped employees about this tip credit allowance before the credit is utilized;

          (2) The employees must be allowed to retain all tips (individually or through a pooling arrangement and regardless of whether the employer elects to take a credit for tips received);

          (3) The employer must be able to show by records that the employee receives at least the applicable Service Contract Act minimum wage through the combination of direct wages and tip credit (approved by the Office of Management and Budget under OMB control number 1214-0017); and


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          (4)  The use of tip credit must have been permitted under any predecessor collective bargaining agreement applicable by virtue of section 4(c) of the Act.

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     PROVISION 4-3 REPRESENTATIONS AND CERTIFICATIONS

     ***

     d.   Certification of Nonsegregated Facilities

          (1) By submitting this proposal, the offeror certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform services at any location under its control where segregated facilities are maintained. The offeror agrees that a breach of this certification is a violation of the Equal Opportunity clause in this contract.

          (2) As used in this certification, segregated facilities means any waiting rooms, work areas, rest rooms or wash rooms, restaurants or other eating areas, time clocks, locker rooms or other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment area, transportation, or housing facilities provided for employees that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise.

          (3) The offeror further agrees that (unless it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors before awarding subcontracts exceeding $10,000 that are not exempt from the provisions of the Equal Opportunity clause; that it will retain these certifications in its files; and that it will forward the following notice to these proposed subcontractors (except when they have submitted identical certifications for specific time periods):

               NOTICE: A certification of nonsegregated facilities must be submitted before the award of a subcontract exceeding $10,000 that is not exempt from the Equal Opportunity clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (quarterly, semiannually, or annually)."

     Except as expressly amended by this amendment, all other terms and conditions of the IVAR shall remain in full force and effect. No waiver of any provision of the IVAR by either Party shall be deemed a continuing waiver of any matter by such Party.


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     Please indicate your acceptance of the amendment set forth above by signing where indicated below. If you have any questions, please contact me at 703-433-6306.

                                         Very truly yours,


                                         /s/ Jerome B. Eisenberg
                                         ---------------------------------------
                                         Jerome B. Eisenberg
                                         Chief Executive Officer


Agreed and accepted as of this
15th day of August, 2006:

GE Asset Intelligence, LLC


By: /s/ Clayton R. Sanders, Jr.
    ----------------------------------
Name: Clayton R. Sanders, Jr.
Title: VP, General Counsel & Secretary


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